Exhibit 99.1

WiSA Technologies Reports Q3 2023 Results and Provides WiSA E Update

- Q3 revenue rebounds 81% from Q2 2023 -

BEAVERTON, OR — (November 15, 2023) — WiSA Technologies, Inc. (the “Company”) (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, reported third quarter 2023 financial results in its Form 10-Q, which was filed on November 14, 2023. In its conference call and presentation today at 8:00 am PT / 11:00 am ET, management will discuss its WiSA E initiatives, the Company’s results, and provide a general business update.

“Our WiSA E initiatives gained significant traction in the 90 days since their launch at the end of July,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “I’m excited to report that WiSA E:

•	Is driving initial licensing discussions with 13 TV brands.
o	7 brands are currently reviewing the licensing agreement.
•	Is in design with multiple streaming media products that are targeting 2024 production.
•	Has shipped over 85 development boards worldwide.
•	Is demonstrating multi-channel audio implemented on a tier 1 branded TV at CES ’24.”

“Based on feedback from over 60 meetings with ~33 companies we are increasingly confident about prospects for WiSA E’s adoption as the leading wireless audio technology, given its technology performance, pricing, ability to work across multiple SoC’s and wireless vendors, and the WiSA speaker community. We are building a full roster of customer meetings for CES in January 2024, where we plan to host multiple technology demonstrations and further engage in licensing discussions.”

“In addition, Platin Audio soundbars with WiSA E are now shipping to consumers and are expected to contribute revenue beginning in Q4 2023. For November 15th and 16th only, Investors and friends can use promo code WiSA E to save $150 when purchasing the Platin Milan 5.1.4 soundbar at Platin Audio. Experience immersive audio with Dolby Atmos audio and Milan’s four up-firing speakers.”

Moyer continued, “In Q3 2023, lower pricing on speakers drove sequential revenue growth, with sales of $0.8 million up over 81% vs. Q2 2023. While converting inventory to cash, the pricing incentives resulted in low margin sales. In addition, given the high customer interest and our strategic focus on WiSA E, we recognized a $1.4 million inventory reserve primarily related to our legacy HT (Home Theater) semiconductor chips.”

“We continue to implement cost cutting initiatives and, as a result, cash operating expenses in Q4 2023 are expected to decrease $0.5 million compared to Q3 2023 and are expected to decrease $1.1 million in Q1 2024 as compared to Q3 2023. The expense reductions are primarily related to G&A and S&M and are not impacting engineering related to WiSA E,” added Moyer.

Q3 2023 Financial Highlights

●	Q3 2023 revenue was $0.8 million, down 18% from $0.9 million in Q3 2022 and up 81% from $0.4 million in Q2 2023.

●	Q3 2023 gross margin as a percentage of sales was negative 217%, compared to 14% in Q3 2022 and negative 47% in Q2 2023. The decrease in gross margin as a percent of sales is mainly attributable to a $1.4 million increase in inventory reserves primarily attributable to our HT semiconductor chips, lower sales volumes in relation to the fixed portion of costs and lower pricing of our Consumer Audio Products.

●	In July 2023, the Company received net proceeds of approximately $0.6 million in connection with a warrant inducement. In September 2023, we secured a term loan in the principal amount of $650,000 from a related party.

Subsequent Financing Event

●	In October 2023, the Company received gross proceeds of approximately $4.8 million from the issuance of 87,000 shares of convertible preferred stock and the issuance of warrants to purchase 174,000 shares of convertible preferred stock.

Q3 2023 and Recent Highlights

●	Launched two new tools for WiSA Technologies’ customers to streamline the development and manufacturing of WiSA E and WiSA DS implementations.

●	Started shipping WiSA E development kits to key tier 1 HDTV and audio customers in major markets, including Korea, Japan, United States and China.

●	Platin Audio announced its Milan 5.1.4 Dolby Atmos Soundbar System and debuted it at this year’s CEDIA Expo September 7-9.

●	Buchardt Audio’s Anniversary 10 Active Wireless Speakers earned WiSA Home Theater (HT) Interoperability Certification.

●	WiSA Association unveiled the first WiSA DS soundbar and showcased an array of newly certified member products at CEDIA Expo 2023.

●	Optoma’s UHZ50, UHZ50+, and UHZ45 UHD projectors received WiSA SoundSend Certification.

●	Added 3-channel output capabilities to WiSA E receiver module, lowering the cost of Atmos-based soundbars and minimizing the number of speakers required for true immersive audio.

●	Offered a free license to WiSA E software to all WiSA Association display (HDTV and projector) members.

WiSA Technologies Investor Conference Call

Management will host its third quarter 2023 results conference call at 8:00 am PT / 11:00 am ET, on Wednesday, November 15, 2023.

The conference call will be available through a live webcast found here:

WiSA Technologies Third Quarter 2023 Results webcast

Those without internet access or who wish to dial in may call: 1- 877-270-2148 (domestic), or 1- 412-902-6510 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for one year, at the above webcast link. A telephonic replay of the call will be available through November 22, 2023 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 6635680.

A presentation of the Q3 2023 results will be accessible on Wednesday, November 15, 2023, under the “Investors” section of WiSA Technologies’ website.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com

© 2023 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding business opportunities and prospects, design production, product launches, licensing initiatives, and projected operating expenses are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting, among other items - risks related to market, economic and other conditions; our current liquidity position, the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern; WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to manage costs and execute on its operational and budget plans; and, WiSA’s ability to achieve its financial goals and other risks as more fully described in WISA’s filings with the SEC. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com